UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-12

                          Synergy Financial Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
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previously.  Identify the previous filing by registration  statement  number, or
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
                                     Synergy
                                   and Me [X]
                                   I'm Voting
                                 For Our Future!


It's Your Money...
You Decide!

Please vote the WHITE proxy card and throw away the green card today!

                                                               Annualized 3-year Return
Whose Candidates Do You Want Watching                  ------------------------------------------
Over YOUR Money?                                        SYNF    Financial Edge/    Financial Edge
                                                                Strategic Fund         Fund LP
During the three-year period ended                     53.89%       10.21%              10.66%
September 30,2005, Synergy stockholders
realized an annualized return of 53.89% on             Source:  November 2005 SNL Thrift Investor
their investment.  Conversely, PL Capital's            (Volume 19/Number 11).  Hedge fund returns,
Financial Edge/Strategic Fund provided                 which are net to shareholders after all fees
an annualized 3-year return of 10.21% and its          and expenses, are based on third-quarter, 2005
Financial Edge Fund, LP provided an annualized         results at financial hedge funds surveyed by
3-year return of 10.66%, according to a                SNL Financial.
survey published by SNL Financial LC,
an independent information and research firm.

It's YOUR money and YOUR
choice!  Please support Synergy's
candidates by voting the
WHITE proxy card right now!

                                    Synergy
                       BANKING o INVESTMENTS o INSURANCE

      If you have questions about voting, please call Georgeson Shareholder toll-free at 1-888-219-8417.

                                     Synergy
                                   and Me [X]
                                   I'm Voting
                                 For Our Future!

Independent
Proxy Advisory
Firm Praises
Synergy Candidate!

Please vote the WHITE proxy card and throw away the green card today!

Institutional Shareholder Services (ISS) Praises Synergy Candidate

According to a recent report by Institution Shareholder Services (ISS), an independent proxy advisory firm, "...Mr. Fiore's contributions to the company and the board have been notable. Under his guidance, the company has grown and prospered, and shareholders have seen the value of their shares increase. The company may draw on his leadership as it continues its growth strategy and competes with larger and more established institutions in the competitive New Jersey marketplace."

Please support Synergy's candidates by voting your WHITE proxy card! Even if you have previously mailed another card ... please vote the WHITE proxy card right now ... before it's too late!

                                    Synergy
                       BANKING o INVESTMENTS o INSURANCE

      If you have questions about voting, please call Georgeson Shareholder toll-free at 1-888-219-8417.

                                     Synergy
                                   and Me [X]
                                   I'm Voting
                                 For Our Future!


URGENT

The future of your
company may be
at stake ... please
vote the WHITE proxy
card and throw away
the green card today!

Accordingly to PL Capital's preliminary proxy statement, the group has sought to publicly and privately influence ten financial institutions to "improve" performance during a seven-year time span; eight of these institutions no longer exist -- they were sold! The group has also stated that, if elected, its candidates may look to sell, close or reduce the staffing in Synergy Bank branches. Do you want a voice in this decision?

DO NOT vote for PL Capital's nominees ... throw away the green proxy card!

A stockholder who purchased shares in Synergy's initial public offering in September 2002 has seen his or her original investment appreciate over 400% through March 1, 2006. (An investment of $1,000.00 on September 17, 2002 was worth $5,018.60 on March 1, 2006.) Since Synergy's second-step offering in January 2004, shares of Synergy Financial Group, Inc. have appreciated 35%, compared to 13% for the S&P 500, through March 1, 2006. Wouldn't you agree that your Board of Directors has focused on creating value for stockholders?

Let your voice be heard ... please support Synergy's candidates by voting the WHITE proxy card right now ... before it's too late!

                                    Synergy
                       BANKING o INVESTMENTS o INSURANCE

      If you have questions about voting, please call Georgeson Shareholder toll-free at 1-888-219-8417.